FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this "First Amendment"), entered into as of the 3rd day of January, 2017, by and between 2319 HAMDEN CENTER I, L.L.C., as Landlord, and TRANSACT TECHNOLOGIES INCORPORATED, as Tenant.

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated November 27, 2006 (the "Lease") with respect to that certain premises known as Suite 3-B, 2319 Whitney Avenue, Hamden, Connecticut (the "Premises") in Landlord's Building known as One Hamden Center, 2319 Whitney Avenue, Hamden, Connecticut 06518; and

WHEREAS, Landlord and Tenant mutually desire to amend the Lease;

NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Unless otherwise defined in this First Amendment, all defined terms shall have the meanings set forth in the Lease.

2.            The Term of the Lease is hereby extended commencing on May 1, 2017 until April 30, 2027 (the "Extended Term"). Notwithstanding the foregoing, the Tenant shall have two (2) options to terminate the Lease as follows: (a) Tenant shall have the one-time right to terminate this Lease effective on April 30, 2020 upon no less than six (6) months' prior written notice to Landlord and Tenant shall pay Landlord a penalty of one year's Base Rent (or $211,551.81 as set forth in Section 3 below); (b) if Tenant has not previously terminated this Lease in accordance with subsection (a) hereof, Tenant shall have an additional one-time right to terminate this Lease effective April 30, 2022 upon no less than six (6) months prior written notice to Landlord and if Tenant does not elect to terminate, Tenant shall be responsible for the remainder of the Extended Term.

3.            In addition to any and all applicable Additional Rent, the monthly Base Rent payable under the Lease for the Extended Term shall be as follows:

Period	Base Rent Per SF	Monthly Base Rent	Annual Base Rent
5/1/2017 – 4/30/2018	$18.00	$16,612.50	$199,350.00
5/1/2018 – 4/30/2019	$18.36	$16,944.75	$203,337.00
5/1/2019 – 4/30/2020	$18.73	$17,283.65	$207,403.74
5/1/2020 – 4/30/2021	$19.10	$17,629.32	$211,551.81
5/1/2021 – 4/30/2022	$19.48	$17,981.90	$215,782.85
5/1/2022 – 4/30/2023	$19.87	$18,338.36	$220,060.25
5/1/2023 – 4/30/2024	$20.27	$18,707.52	$224,490.25
5/1/2024 – 4/30/2025	$20.68	$19,085.92	$229,031.00
5/1/2025 – 4/30/2026	$21.10	$19,473.55	$233,682.50
5/1/2026 – 4/30/2027	$21.53	$19,870.40	$238,444.75

4.            Tenant Improvements. Landlord shall undertake the following tenant improvements at Landlord expense: repaint the twelve (12) walls currently painted green with a new color chosen by Tenant (all walls shall be painted the same color).

5.            Option to Renew. Paragraph 39(a) of the Lease is hereby deleted in its entirety.

6.            Tenant's Address for Notices.  Tenant's address for notices, set forth on the Basic Lease Information page attached to the Lease is amended as follows:

TransAct Technologies Incorporated
One Hamden Center
2319 Whitney Avenue, Suite 3-B
Hamden, Connecticut 06518

7.            Consent.  Landlord represents and warrants that no consent or approval of this First Amendment by any third party (expressly including the holder of any mortgage encumbering the Building) is required or that each such consent or approval has been obtained by Landlord and is in full force and effect.

8.            Brokers.  Landlord and Tenant each warrant and represent to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this First Amendment.  Except for any commission claims made by a broker claiming to represent Tenant in connection with this First Amendment, Landlord shall pay any commissions payable to any brokers pursuant to any agreement to which Landlord may be a party.

9.            No Further Modification.   Except as hereby modified, the Lease remains in full force and effect.

10.            Governing Law.   This First Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

11.            Counterparts.   This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and date first above written.

2319 HAMDEN CENTER I, L.L.C.
By: Hamden Center Investors, Inc., its Manager

By:   /s/ Michael Belfonti
Michael Belfonti, President

TRANSACT TECHNOLOGIES INCORPORATED

By:/s/ Steven A. DeMartino
Name:  Steven A. DeMartino
Its:        President and CFO